                          POWER OF ATTORNEY
       The undersigned constitutes and appoints Jahan Islami and Martin Schrier, or either of them acting singly, as the undersigned's true and lawful attorneys
-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place,and stead, to:

          I . prepare, sign, and submit to the Securities and Exchange
              Commission (the "SEC") on its Electronic Data Gathering, Analysis,
              and Retrieval ("EDGAR") Filer Management website
              a Form ID application, including any amendments and exhibits thereto, and any other related documents as may be necessary or appropriate, to obtain from the SEC access codes to permit filing on the SEC's EDGAR system, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each act and thing requisite and necessary to be done as required by any rule or regulation of the SEC and the EDGAR Filer
              Manual as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof; and

          2.  sign any and all SEC statements of beneficial ownership of securities of Global Crossing Airlines Group Inc. on Schedule 13D
              or Schedule 13G as required under Section 13 and Forms 3, 4 and 5 as required under Section 16(a) of the Securities Exchange Act of
              1934, as amended, and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, the Company and any stock exchange on which any of the Company's securities are listed, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each act and thing requisite and necessary to be done under said Section 13 and Section 16(a), as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

       A copy of this power of attorney shall be filed with the SEC. The authorization set forth above shall continue in full force and effect until the undersigned revokes such authorization by written instructions to the attorneys
-in-fact.

       The authority granted hereby shall in no event be deemed to impose or create any duty on behalf of the attorneys-in-fact with respect to the undersigned's obligations to file a Form ID, Schedules 13D or Schedules 13G, and
Forms 3, 4 and 5 with the SEC.

Dated: February 10, 2022                    By: /s/ Ryan Goepel
                                                ---------------
                                            Name: Ryan Goepel
                                                  EVP and CFO